 POWER OF ATTORNEY

I hereby appoint any of Joseph R. Seiders, Craig H. Lewis, Gary Goldman and

Stuart M. Sklar as an attorney-in-fact, each with full power of substitution,

to execute and file in my name and on my behalf with the Securities and

Exchange Commission a Statement of Changes of Beneficial Ownership of

Securities on Form 4 or an Annual Statement of Changes of Beneficial

Ownership of Securities on Form 5, together with any supplements or amendments thereto.

     /s/ Cecilia J. Venglarik

     Cecilia J. Venglarik

 Acknowledgement

STATE OF PENNSYLVANIA )

                        )   ss

COUNTY OF PHILADELPHIA  )

On this 28th day of October, 2003, before me, a notary public in and for the aforesaid state and county, personally appeared Cecilia J. Venglarik, known to me

(or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that she executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

 /s/ Pamela E. Blalock

           Notary Public

     My Commission expires:  November 25, 2005

       [Notarial Seal]